CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



FIRST INVESTORS TAX-EXEMPT MONEY MARKET FUND, INC.
95 WALL STREET
NEW YORK, NY  10005



We consent to the use in Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A (File No. 2-82572) of our report dated February 2, 2001 relating to the December 31, 2000 financial statements of First Investors Tax-Exempt Money Market Fund, Inc., which are included in said Registration Statement.




                                                            TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
APRIL 13, 2001